Exhibit 32

BJ’S RESTAURANTS, INC.

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Gerald W. Deitchle, Chief Executive Officer and Gregory S. Levin, Chief Financial Officer of the Company, certify to their knowledge:

(1) The Quarterly Report on Form 10-Q of the Company for the quarter ended June 28, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

In Witness Whereof, each of the undersigned has signed this Certification as of this August 3, 2011.

/s/ GERALD W. DEITCHLE	/s/ GREGORY S. LEVIN
Gerald W. Deitchle	Gregory S. Levin
Chairman, President and Chief Executive Officer (Principal Executive Officer)	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)